                          CERTIFICATE OF INCORPORATION
                                       OF
                                  Cinergy Corp.
                        (as amended through may 10, 2001)

     The  undersigned,  for the purpose of  organizing a  corporation  under the
General Corporation Law of the State of Delaware (the "DGCL"), certifies:
     FIRST: The name of the corporation is Cinergy Corp.
     SECOND: The address of the corporation's  registered office in the State of
Delaware  is 1209  Orange  Street,  Wilmington,  Delaware  19801,  County of New
Castle.  The name of its  registered  agent at such  address is The  Corporation
Trust Company.
     THIRD:  The  purpose of the  corporation  is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
     FOURTH:  The total  number of shares of stock which the  corporation  shall have authority to issue is 610,000,000 shares, of which 600,000,000 shares shall be designated  common stock,  par value $.01 per share,  and  10,000,000  shares shall be  designated  preferred  stock,  par  value  $.01 per  share.  Except as provided in this Certificate of Incorporation, each holder of common stock shall have one vote in  respect  of each  share  of stock  held by him on all  matters submitted  to a vote of  stockholders  of the  corporation.  In the  election of directors  of the  corporation,  the  principle of  cumulative  voting shall not apply.
     The Board of  Directors  is hereby  expressly  authorized  to provide  for, designate  and issue out of the  authorized  but  unissued  shares of  preferred stock,  one or  more  series  of  preferred  stock,  subject  to the  terms  and conditions  set forth  herein.  Before any shares of any such series are issued, the Board of Directors  shall fix, and hereby is expressly  empowered to fix, by resolution or  resolutions,  the following  provisions of the shares of any such series:
i.   the  designation  of such series,  the number of shares to constitute  such series  and the  stated  value  thereof,  if  different  from the par value thereof;
ii.  whether the shares of such series  shall have voting  rights or powers,  in addition to any voting  rights  required  by law,  and, if so, the terms of such voting rights or powers, which may be full or limited;
iii. the dividends,  if any, payable on such series,  whether any such dividends shall be cumulative,  and, if so, from what dates, the conditions and dates upon which such  dividends  shall be payable,  the  preference  or relation which  such  dividends  shall  bear to the  dividends  payable on any other series of preferred stock or on any other class of stock of the corporation or any series of such class;
iv.  whether the shares of such  series  shall be subject to  redemption  by the corporation,  and, if so, the times,  prices and other  conditions  of such redemption;
v.   the amount or amounts  payable  upon  shares of such series  upon,  and the rights of the  holders  of such  series in, the  voluntary  or  involuntary liquidation,  dissolution  or winding up, or upon any  distribution  of the assets, of the corporation and the preference or relation which such amount or amounts shall bear to the amount or amounts  payable on any other series of preferred stock or on any other class of stock of the corporation or any series of such class;
vi.  whether the shares of such series  shall be subject to the  operation  of a retirement  or sinking  fund and,  if so, the extent to and manner in which any such  retirement  or sinking  fund shall be applied to the  purchase or redemption of the shares of such series for  retirement or other  corporate purposes and the terms and provisions relative to the operation thereof;
vii. whether  the  shares  of  such  series  shall  be   convertible   into,  or
     exchangeable  for,  shares of  preferred  stock of any other  series or any other class of stock of the  corporation or any series of such class or any other  securities  and,  if so, the price or prices or the rate or rates of conversion or exchange and the method,  if any, of adjusting the same,  and any other terms and conditions of such conversion or exchange;
viii.the limitations and restrictions,  if any, to be effective while any shares of such series are outstanding  upon the payment of dividends or the making of other  distributions  on,  and upon the  purchase,  redemption  or other acquisition by the  corporation of, the common stock or shares of preferred stock of any other series or any other class of stock of the corporation or any series of such class;
ix.  the conditions or restrictions, if any, to be effective while any shares of such  series are  outstanding  upon the  creation  of  indebtedness  of the corporation  or  upon  the  issuance  of any  additional  stock,  including additional  shares of such series or of any other  series of the  preferred stock or of any  class of stock of the  corporation  or any  series of such class; and
x.   any other powers,  designations,  preferences and relative,  participating, optional or other special rights,  and any  qualifications,  limitations or restrictions thereof.

The powers, designations,  preferences and relative, participating,  optional or other special rights of each series of preferred stock, and the  qualifications, limitations or  restrictions  thereof,  if any, may differ from those of any and all other  series at any time  outstanding.  The  Board of  Directors  is hereby expressly  authorized  from  time to time to  increase  (but not above the total number of authorized  shares of preferred  stock) or decrease (but not below the number of shares thereof then  outstanding) the number of shares of stock of any series of  preferred  stock  designated  as any one or more series of  preferred stock.
     FIFTH:  The  name  and  mailing  address  of the  incorporator  is  Brad J.
Schwartzberg, 1 Chase Manhattan Plaza, 55th Floor, New York, New York 10005.
     SIXTH: A director of the corporation  shall not be personally liable to the corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a director,  except for liability  (i) for any breach of the  director's duty of  loyalty  to the  corporation  or its  stockholders,  (ii)  for  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation  of  law,  (iii)  under  Section  174 of the  DGCL,  or  (iv)  for any transaction from which the director derived any improper  personal  benefit.  If the  DGCL is  amended  after  the  date of the  filing  of this  Certificate  of
Incorporation to authorize  corporate action further eliminating or limiting the personal  liability  of  directors,  then the  liability  of a  director  of the corporation  shall be eliminated or limited to the fullest  extent  permitted by the DGCL, as so amended.  No repeal or  modification of this Article SIXTH shall apply to or have  any  effect  on the  liability  or  alleged  liability  of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.
     SEVENTH:  The directors  shall have the power to make,  alter or repeal the
By-Laws of this corporation  (subject to any stockholder  approvals  required in this Certificate of  Incorporation or By-Laws of the corporation)  except as may otherwise be provided in this Certificate of Incorporation or in the By-Laws.
     EIGHTH:  The affirmative  vote of the holders of at least 80% of the issued and outstanding  shares of common stock of the corporation  shall be required to
amend,  alter  or  repeal,  or  adopt  any  provision   inconsistent  with,  the
requirements of Section 2.2, Section 3.1, Section 3.2, Section 3.3 or the second paragraph of Section 12.1 of the By-Laws of this corporation.
     NINTH:  Elections of directors need not be by written ballot, except as may otherwise be provided in the By-Laws.
     TENTH:  Any or all of the  directors  may be removed  at any time,  with or without cause, only by an affirmative vote of the holders of at least 80% of the issued and outstanding shares of common stock of the corporation.
     ELEVENTH:  In  addition  to the powers  and  authority  hereinbefore  or by statute  expressly  conferred upon them,  the directors are hereby  empowered to exercise  all such powers and do all such acts and things as may be exercised or done by the corporation,  subject,  nevertheless, to the provisions of the DGCL, this Certificate of Incorporation,  and any By-Laws adopted by the stockholders;
provided,  however,  that no By-Laws hereafter adopted by the stockholders shall invalidate  any prior act of the  directors  which would have been valid if such
By-Laws had not been adopted.
     TWELFTH:  Meetings of stockholders  may be held within or without the State of Delaware,  as the By-Laws may provide.  The books of the  corporation  may be kept  (subject  to any  provision  contained  in the DGCL)  outside the State of
Delaware at such place or places as may be  designated  from time to time by the
Board of Directors or in the By-Laws of the corporation.
     THIRTEENTH:  Any action  required or permitted to be taken at any Annual or
Special  Meeting  of  Stockholders  of the  corporation  may be taken  without a meeting,  without prior notice,  and without a vote only if a consent in writing setting  forth  the  action  so  taken  is  signed  by all  the  holders  of the corporation's issued and outstanding capital stock entitled to vote thereon.